EXHIBIT 10.23


BANCA POPOLARE DI BERGAMO - CREDITO VARESINO

We received your letter dated below, which we are   Dear
repeating in its entirety:                          BANCA POPOLARE DI BERGAMO -
                                                    CREDITO VARESINO


Milan, 03/13/2000                                   040 MILAN OFFICE
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Place and Date                                      Office code and name

We the undersigned,

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DE NORA FUEL CELLS SPA                              Registry code 40/3539299
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MILAN
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First and last name - Residence or legal address or joint account address
(street, postal code and city)

We wish to apply for the following line of credit:

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TYPE (1)   AMOUNT IN LIRE      EXPIRES       RATE OR       SPREAD    C.M.S.    CHARGES      SERVICE       REGULAR
                                            INDICATOR       (2)       (3)                   ACCOUNT       ACCOUNT
                                               (2)                                            (4)           (4)
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
BIA.1      2,000,000,000    Cancellation    4.50%                                                         86256
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

     (1) for the name of TYPE of line of credit see the cash credit table below
     (2) DC = to be agreed when the use procedure is set down.
     (3) Quarterly charges on the maximum overdraft
     (4) Until we are informed otherwise

INQUIRY CHARGES ___________________________________________________________LIRE

The other conditions not specifically agreed to by us will apply to us to the extent set down in the detailed information sheets provided concerning the transactions governed by this contract. We are therefore aware of them and accept them.

We also acknowledge that our relationship will be governed by the attached GENERAL CONDITIONS OF CONTRACT FOR CASH CREDIT and by those set down in the following section. We declare that we are acquainted with them and accept them all.

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NOTES: MERGE WITH THE EXISTING 100,000,000 LIRE (ONE HUNDRED MILLION) LINE OF
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CREDIT
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


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                                                CASH CREDIT
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                         MIXED                                                 SPECIFIC
-------------------------------------------------------------------------------------------------------------
TYPE        DESCRIPTION          USABLE TECHNICAL FORMS   TYPE       DESCRIPTION
-------------------------------------------------------------------------------------------------------------
PRO.B       ON CHECKING ACCOUNT  BIA.1                    BIA.1      Opening of credit on checking account

PRO.1       FIRST RISK           AC                       AC         Issue of documented credits abroad
                                 AFI.1                    AFI.1      Advance on Italy invoices with
                                                                     transfer of credit not notified to debtor
                                 ALE.5                    ALE.5      Advance of export lire on contract -
                                                                     order confirmation
                                 ALE.6                    ALE.6      Advance of export lire on anticipated
                                                                     future exports
                                 ALE.7                    ALE.7      Advance of export lire, loans for
                                                                     financial transactions
                                 ALI                      ALI        Advance of import lire
                                 API                      API        Issue of documented credits, Italy
                                 BIA.1A                   BIA.1A     Short money with 48 hours notice
                                 BIA.1B                   BIA.1B     Short money on agreements
                                 BIA.2                    BIA.2      Issue of banker's acceptance

            Only for lines of    EDF.1                    EDF.1      Advance of export currency on exports
            credit for which                                         made
            the contract was     EDF.2                    EDF.2      Advance of export currency exports to
            signed prior to                                          be made
            5/2/95               EDF.3                    EDF.3      Advance of export currency with notice
                                                                     to the debtor
                                 EDF.4                    EDF.4      Advance of export currency on contract
                                                                     or order confirmation
                                 EDF.5                    EDF.5      Advance of export currency on
                                 EDF.6                    EDF.6      anticipated future export
                                                                     Currency loan for financial
                                                                     transactions (for lines of credit
                                                                     contracted prior to 11/1/96)
                                                                     loan in lire for financial transactions
                                                                     (for lines of credit contracted on or
                                                                     after 11/1/96)

                                 FIT.2                    FIT.2      Issue of sureties for Italy
                                 FIT.3                    FIT.3      Issue of sureties for abroad
                                 IDF                      IDF        Advance in import currency
                                 ORO                      ORO        Loan of fine gold

PRO.C       COMMERCIAL           AEE                      AEE        Advance on bills in outstanding account
                                 AFI                      AFI        Advance on Italy invoices with debtor
                                                                     notified of transfer of credit
                                 ALE.1                    ALE.1      Advance of export lire on exports made
                                 ALE.2                    ALE.2      Advance of export lire on exports to be made
                                 ALE.3                    ALE.3      Advance of export lire, Artigiancassa
                                                                     refinancing
                                 ALE.4                    ALE.4      Advance of export lire with notice to
                                                                     the debtor



            Only for lines of    EDF.1                    EDF.1     Advance of export currency on exports
            credit contracted                                       made
            on or after 5/2/95   EDF.2                    EDF.2     Advance of export currency to be made
                                 EDF.3                    EDF.3     Advance of export currency with notice
                                                                    to the debtor
                                 SBF.1                    SBF.1     Advance on SBF bills
                                 SBF.3                    SBF.3     Advance on SBF bills in lire on foreign account
                                 SCO                      SCO       Discount on lire commercial paper, Italy
                                 SLD                      SLD       Discount on lire commercial paper, abroad

PRO.G       GLOBAL               All technical forms      CDS       Issue of simple over-the-counter credit
                                 usable within the        GAR       Checking account line of credit secured
                                 PRO.1 and PRO.C mixed              by pledge on various valuables
                                 lines                    GRE       Checking account line of credit secured
                                                                    by pledge on securities



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


                   GENERAL TERMS OF CONTRACT FOR CASH CREDIT

Art. 1 SUBJECT

Cash credits granted by Banca Popolare di Bergamo - Credito Varesino (hereinafter Bank), which are to be understood as revolving credits unless a different written agreement is reached, are subject to the following general terms of contract.

Use of cash credits is subject to the signing, where provided, of specific forms created for this purpose and maintained for the Client's use, which also contain special conditions in addition to these conditions, which will govern use of aforementioned cash credits.

Art. 2 USES IN FOREIGN CURRENCY

In the event of uses in foreign currency, sums from exchange rate fluctuations between the euro and the currency currently used also constitute use of the line of credit.

Art. 3 GUARANTIES

Use of lines of credit is subject to completion of requested guaranties, where applicable. Where the Client has created a collateral guaranty to back up cash credit, and the value of the pledged assets and/or rights has for whatever reason decreased compared to the pledge initially established, and the guaranty has not been supplemented by other assets and/or rights agreeable to the Bank (the Bank has deemed their value insufficient to permit continuation of the granted credit), the Bank, except for the provisions below relating to rescission, cancellation for non-performance, and cancellation of the time limit in favor of the debtor, can proportionally reduce the credit, effective immediately, by informing the client in writing.

Art. 4 SPECIFIC CONDITIONS FOR SPECIAL WAYS AND MEANS OF USE

4.1 Checking account cash credits. The Client may utilize the amount made available to him in checking account cash credits one or more times and can, through subsequent deposits, reestablish their availability.

4.2 Uses of endorsement credits. In the event of usable credits opened by the Bank by issuing banker's acceptances and/or sureties and, in general, the opening of "endorsement" credit, the cash credit is usable, at the Client's discretion, a number of times on a rotating basis, after possible returns.

     a. In the event of cash credit by issuing of banker's acceptances, the Bank, at the Client's order, issues banker's acceptances by placing its signature on bills drawn on it written by the Client, or by third persons or bodies specified by the Client, on his order and with the formal requirements provided by Article 10 B of the list of rates, Annex A to Presidential Decree 26/10/72 no. 642, as subsequently amended.

     b. In the event of cash credit by issuing of sureties, use by the Client occurs by giving the Bank an order to issue guarantees in favor of resident and non-resident individuals, directed at guaranteeing the Client's or third party's specified obligations resulting from transactions of any kind, according to the Client's demands from time to time. "Surety" means any type of guaranty, unconditional and not as an accessory to the main obligation, from any encumbered contractual clause, whichever legal system, Italian or foreign, which governs it by legal provision or by contract.

4.3 Uses for portfolio transactions. The bearer guarantees that the traded portfolio was issued for normal commercial transactions. It is the Client's right to deliver the portfolio using either a note on demand or by using available telebanking instruments.

In the event of advance transactions under reserve recorded in the loan account, unless the Client provides different and specific instructions, the Bank is authorized on an ongoing basis to effect - up to the amount of the available line of credit and in any case within the limit of the amount of demands made - transfers from the loan account to the Client's regular checking account.

4.3.1 Regarding demands for discounts and/or for reserve deposits. In the event of cash credits usable for discount transactions and/or immediate crediting under reserve, the Bank reserves the right to decline to execute transactions, or to redebit the amount or to demand the amount of those already completed for as-yet-unexpired notes, if during a prior check or at any time thereafter, it is found that the withdrawers or withdrawees have been the subject of protest or are shown to be the subject of legal action or queries entailing commercial damage or discredit, or that they have not honored previous demands for collection or discounted or credited deposits under reserve, or it is shown that the assets of the withdrawers and/or withdrawees and/or co-debtors of the portfolio already discounted or credited under reserve and not yet expired, worsened subsequent to the discount or credit transaction under reserve.

The Client may use the respective amount one or more times in a revolving fashion only when available assets have been created relating to:

     - the applied currencies and/or the time normally required to return to the Bank bills outstanding or dishonored, collection demands (subject to S.E.I., Electronic Collection Service) which are outstanding or which were not able to be debited to the debtor, or the debit was cancelled on the debtor's order within the terms provided by interbank procedure;

     - the regulations which govern the collection services already signed and accepted.

4.3.2 Regarding deposit for credit to outstanding account. In the event of cash credits usable by depositing the portfolio to the outstanding account, the Client, obviously within the limits of the granted credit, has the right to demand one of the following operating conditions:

     a) to utilize, after the Bank has determined the average values on the regular checking account and in a currency which is legal tender in Italy, by one or more debit orders, including revolving ones, the sum equal to the total amount of the presented portfolio, within the referenced average value.

     In this event, the determination of the average value entails:

          - simultaneous activation on the regular checking account or on a special loan account, if it exists, of a number of lines of credit (in addition to any others that already exist on the regular checking account with which they will be combined) for a total amount equal to the sum of the submitted portfolio, whose expirations correspond to the determined average values.

          - simultaneous crediting to the loan account of the amounts relating to the submitted portfolio, with value corresponding to the average determined values;

     b) to utilize, immediately and independently of the referenced determination, in the regular checking accounts, by ordering the debiting, either once or on a revolving basis, of the amount equal to the overall value of the presented portfolio, when and because it is presented, within the scope of the referenced average value.

     In this event, the demand of the portfolio in the loan account awaiting the maturity of the average value entails:

          - simultaneous activation of a line of credit in the same amount on the regular checking account or on the special loan account, if one exists, (in addition to any that already exist on the regular checking account, with which they will be combined) for a total amount equal to the sum of the submitted portfolio, with provisional maturity established by agreement;

          - the provisional crediting to the loan account of the value of the total amount of the demand established by agreement, crediting to be identified by a special number;

     Once the average values of the presented portfolio are determined, the Bank will automatically generate the final accounting record using the following transactions:

          - debiting to the loan account the previously credited amount, using the same value and identical numbering

          - recrediting to the loan account the total amount with different values, calculated on the basis of the average values of the submitted portfolio.

     The above-referenced recrediting entails the replacement of the previously granted provisional line of credit with a final line of credit which will balance down based on the amounts and the average values of the portfolio, and which must be considered together with those which may already exist on the account, to which it will be added.

     The Client will be informed of the provisional accounting entries and the final accounting entries by regular mail using specific, analytical charts describing every accounting movement or movement of the line of credit.

     c) The Client may also utilize in his regular checking account the amounts concerned in the demand, effected only after the maturity of the average values of the deposited bills.

4.3.3 Regarding submission for crediting to outstanding account the amount of current lines of credit. The Client is granted the right to make verbal requests to effect the deposit of bills in excess of the amount of the current lines of credit to be charged against the loan account. In the event the Bank agrees, it will inform the Client by registered letter of the increase in credit line granted and consequently the new lines of credit and their terms.

4.4 Use for EDF.5 and EDF.6 loans. In the event of cash credit available for use through types of loans, in currency which is legal tender in Italy or in one or more currencies in the foreign exchange account, without prejudice to the fact that, in the event of loans in foreign currency, available amounts are subject to fluctuations in the euro/currency exchange rate, as are those currently in use, the Client has the right to use the cash credit a number of times, as well as a number times on a revolving basis, by individual loans in currency which is legal tender in Italy or one or more currencies in the foreign exchange account, each of which for the duration of no more than 12 months and in any case not longer than the term set down for the cash credit, these individual loans may be renewed for a period equal to or less than the original term by written request which must arrive at the Bank at least three days prior to maturity.

At every request for use or renewal of same, the value of all existing usages and that of the request may not exceed the amount of the cash credit for that purpose, the value of the usages in foreign currency, expressed in whatever currency, and represented by the equivalent in currency which is legal tender in Italy, calculated at the exchange rate of the day on which the order was made.

Art. 5 LATE PAYMENT

In the event of late payment of the amounts due, interest on arrears will be charged quarterly at the last applied rate plus 2 percent.

Art. 6 MATURITY

If the cash credit is for a determined period, at its maturity the Client is required to pay what he owes in terms of capital, interest, costs, duties, taxes, and every other additional charge, even without an express request by the Bank.

Art. 7 RESCISSION

The Client has the right to recede, at any time, from the cash credit by effecting a closing transaction consisting of payment of what he owes. The Bank has the right to recede at any time, also by verbal communication, although it granted credit for a determined period, as well as to reduce or suspend it. The Client will be given notice of no less than one day, by registered letter, to pay what he owes.

If the Client qualifies as a consumer within the meaning of Art. 1469 2d. of the Civil Code, the Bank has the right to recede from the cash credit or to reduce it:

     a) in the event of an open-ended cash credit, by resorting to a reason with justification or with notice of not less than 15 days;

     b) in the event of a fixed-period cash credit, only by resorting to just cause.

In any case, rescission may be communicated verbally, and for payment owed the Client will be permitted a period of not less than 3 days, of which he will be informed by registered letter.

Art. 8 EFFECTS OF REDEMPTION

In any case, rescission or any other reason for cancellation, termination, or redemption of the cash credit will have the effect of immediately suspending use of the granted credit. In the event of cash credit available for discount transactions and/or transactions involving immediate crediting with reserve, the Bank is authorized to demand the corresponding sum in the amount of the bills and the discounts or credits with reserve which have not expired and/or whose fate is unknown, this outcome having no bearing whatsoever, with respect to payment demands made on the outstanding account, any maturity of the corresponding average value. In the event of cash credits available for endorsement, when events negatively impacting the Client's asset, financial, or economic situation occur in such a way as to endanger recovery of the credit, or in the event of a decrease in the guarantees made, the Bank reserves the right to demand the amounts necessary to meet its obligations relating to unexpired banker's acceptances and/or relating to sureties given, regardless of whether they have been prosecuted or not. With regard to this right, the Bank is irrevocably authorized to debit the Client's checking account for the credit amounts claimed by the Bank.

In the event of cash credits available in currency on a currency account, the Bank is also authorized to demand repayment of the funds currently in use.

Art. 9 OVERDRAFT DISPOSITIONS

Any dispositions for overdraft transactions, in any form in which they are effected, which the Bank deems necessary to effect after the agreed maturity or after communication of rescission does not entail restoring the cash credit for the amount of the executed dispositions or transactions.
Any overdraft allowed, in whatever form, beyond the cash credit limit, does not entail increasing said limit.

Art. 10 EXTENSIONS

The regulations as per Art. 7 REFERRAL and 8 EFFECTS OF REDEMPTION shall be applied to every other credit or aid of any kind and under any form granted by the Bank.

Art. 11 TERMINATION DUE TO NON PERFORMANCE AND CANCELLATION OF THE TIME LIMIT IN FAVOR OF THE DEBITOR

If the Client fails to perform any of his obligations relating to the Bank, and any of the hypothetical conditions provided by Art. 1186 of the Civil Code, the cash credit ceases, effective immediately, and the Client, upon simple written demand, must pay what he owes without delay.

Art. 12 JOINT LIABILITY

In the event that the cash credit is granted to two or more persons with the right to use it separately as well, each of the borrowers is considered joint and indivisible with respect to assignees on whatever basis, of everything owed to the Bank.

Art. 13 CONTINGENT CHARGES

Any charge relating to taxes, duties and burdens of any type, direct or indirect, present or future, is the exclusive responsibility of the Client.

Art. 14 COMMUNICATIONS

The sending of letters, any notifications and any other declaration or communication to the Bank shall be made by the Client with full effect to the address indicated in the document establishing the relations governed by this document or subsequently communicated by registered letter.

Art. 15 AMENDING TERMS AND CONDITIONS

The Bank has the right to change the provisions of this contract at any time, due to changes of law or other statutory, regulatory, administrative provisions or provisions for reasons of supervision, safety and efficiency, as well as due to any other justified reason. This shall be validly communicated by the Bank in a simple letter to the Client's last indicated address and shall become effective on the date indicated in said communication.
The Bank also reserves the right to change the economic conditions applied to the relations governed by this contract, even in a sense unfavorable to the Client, observing the provisions of Articles 118 and 161, paragraph 2, of the Legislative Decree of September 1, 1993, no. 385 and their related implementing provisions.

Art. 16 REFERRAL

For matters not expressly governed by these provisions, the general conditions of contract applicable to checking accounts already signed and accepted by the Client shall apply.

Art. 17 GOVERNING LAW AND COMPETENT FORUM

The relationships governed by this contract are subject to the Italian law. Except in the event that the client falls under the category of Consumer for the purposes of Art. 1469 2d. of the Civil Code, the forum of Bergamo has jurisdiction over all disputes arising from this contract.

Pursuant to Art. 1341Civil Code, we declare our specific approval for the following conditions above: Art. 3 immediate reduction of credit, Art. 4.3.1: right to refuse execution of specific portfolio transactions; Art. 7: right of rescission and obligation to restitution; Art. 8: provision of the amounts relating to advancing unexpired credits, unenforced sureties, or other unexpired signed commitments, current currency loans, termination of the line of credit. Art. 15: changes of law and economic conditions, even in a sense negative for the Client; Art. 17: competent forum.

We acknowledge your communication and declare to you our acceptance of the contents of same.


Milano, 13/3/2000
--------------------------------
Place and date


Banca Popolare di Bergamo - Credito Varesino

/s/ De Agostini Alfredo
--------------------------------
    De Agostini Alfredo


/s/ Vavassori Massimo
--------------------------------
    Vavassori Massimo

NORFIN                                    VIA BISTOLFI, 35 - 20134 MILAN
ORONIZIO DE NORA GROUP                    TEL. (02) 21291 - FAX (02) 26312530
                                          TELEX 310552 - 322231 ODENOR I
                                          e-mail: norfin@norfin.it

BANCA POPOLARE DI BERGAMO
CREDITO VARESINO
Milan Office
Via Manzoni, no. 7
MILAN
ATT: Dr. Tramezzani

[stamp] COPY

                                                           Milan, March 6, 2000

Re: Increase in the DE NORA FUEL CELLS S.P.A. line of credit

Regarding the above-captioned matter, we are aware that DE NORA FUEL CELLS S.P.A. has requested you to increase the line of credit called "flexible cash" to 2,000,000,000 lire (two billion) and you have stated your willingness to grant this request due to the fact that we hold the controlling interest in the applicant.

As it is in our interest that this credit increase be granted, we hereby pledge in this letter, as owners of the controlling interest in the above investment, that DE NORA FUEL CELLS S.P.A. will meet all of its obligations arising from the loan agreement in question, assuring you that it will repay these obligations because we are providing them with the funds to do so.

Regarding the above, we hereby give you assurance that we will inform you in advance should we plan to sell the majority interest in said company and should this take place, or if for whatever reason, our investment should decrease prior to the total redemption of these obligations by DE NORA FUEL CELLS S.P.A., and should the company enter into receivership proceedings or be wound up, we will provide for repayment in full upon simple written request and every other objection raised to date, of everything owed to you by same, capital, interest, including those in arrears, accessory and costs, up to the maximum amount of 2,600,000,000 lire.

This matter is subject exclusively to Italian law. Competent forum is the Court of Milan.

Very truly yours,

[stamp] RECEIVED                                      [stamp] NORFIN S.p.a.
MARCH 7, 2000
                                                      /s/ Michele De Nora
                                                      --------------------------
                                                          Michele De Nora
                                                          Vice President and
                                                          Board Member



STOCK CORPORATION - CAPITAL STOCK: 37,500,000,000 LIRE (wholly paid-in) - REGISTERED IN THE CORPORATE REGISTER, REGULAR SECTION AS NO. 203816 - R.E.A. NO. 1063960 AT C.C.I.A.A., MILAN - TAX ID NO. 06036090152

NORFIN                                    VIA BISTOLFI, 35 - 20134 MILAN
ORONIZIO DE NORA GROUP                    TEL. (02) 21291 - FAX (02) 26312530
                                          TELEX 310552 - 322231 ODENOR I
                                          e-mail: norfin@norfin.it

BANCA POPOLARE DI BERGAMO
CREDITO VARESINO
Milan Office
Via Manzoni, no. 7
MILAN
ATT: DR. TRAMEZZANI


                                                          Milan, April 19, 2000


Re: Line of credit in the amount of 2,000,000,000 for "DE NORA FUEL CELLS S.p.A."

     To utilize the line of credit granted by you, with reference to the terms of our patronage letter dated March 6, 2000, we wish to inform you that, as a result of the noted transaction linked to the agreement between our group and the American company Arthur D. Little (see press release printed last week in the daily Milano Finanza), control of DE NORA FUEL CELLS S.p.A. is now joint.

     However, considering the fact that we continue to hold the relative majority (50%) of the referenced company, we would be grateful if you would continue the existing line of credit. Trusting that you will agree.

Sincerely yours,



[stamp] RECEIVED                                      [stamp] NORFIN S.p.a.
APR. 20, 2000
                                                      /s/ Mauro Saponelli
                                                      --------------------------
                                                          Mauro Saponelli
                                                          President





STOCK CORPORATION - CAPITAL STOCK: 37,500,000,000 LIRE (wholly paid-in) - REGISTERED IN THE CORPORATE REGISTER, REGULAR SECTION AS NO. 203816 - R.E.A. NO. 1063960 AT C.C.I.A.A., MILAN - TAX ID NO. 06036090152